CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statements (Form S-8
No. 33-53898 and No. 333-06103).



                             /s/ ARTHUR ANDERSEN LLP
                             ARTHUR ANDERSEN LLP




Minneapolis, Minnesota,
March 24, 1998